Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CONE Midstream Partners LP 2014 Long-Term Incentive Plan, of the following reports, included in the Registration Statement (Form S-1 No. 333-198352) and related Prospectus of CONE Midstream Partners LP, filed with the Securities and Exchange Commission:

(1)	Our report dated June 10, 2014 relating to the financial statements of CONE Midstream Partners LP Predecessor

(2)	Our report dated June 10, 2014 relating to the balance sheet of CONE Midstream Partners LP

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

October 2, 2014